FORM NO. 2                                                        EXHIBIT 3.3

                                    [LOGO]
                                   BERMUDA

                           THE COMPANIES ACT 1981
                        MEMORANDUM OF ASSOCIATION OF
                         COMPANY LIMITED BY SHARES
                           (SECTION 7(1) AND (2)

                         MEMORANDUM OF ASSOCIATION
                                    OF

                   WAVElink Communications International Ltd.
             ------------------------------------------------------
                   (hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.   We, the undersigned, namely,

    NAME             ADDRESS         BERMUDIAN     NATIONALITY     NUMBER OF
                                      STATUS                        SHARES
                                     (Yes/No)                     SUBSCRIBED
John Buckley      Clarendon House      Yes          British          One
                  Church Street
                  Hamilton
                  Bermuda

Donald Malcolm       "                 No           British          One

Lisa J. Marshall     "                 Yes          British          One



     do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.   The Company is to be an exempted Company as defined by the Companies Act
     1981.

4. The Company has power to hold land situated in Bermuda not exceeding in all, including the following parcels --

     Nil

5. The authorised share capital of the Company is US$12,000 divided into shares of US$1.00 each. The minimum subscribed share capital of the Company is US$12,000

6.   The objects for the Company is formed and incorporated are --

     Please see the attached schedule





*Delete as applicable.

FORM NO. 6

                                    [LOGO]
                                   BERMUDA

                          CERTIFICATE OF INCORPORATION

I hereby in accordance with the provisions of section 14 of the Companies Act, 1981, issue this Certificate of Incorporation and do certify that on the 17th day of June 1994


                 WAVElink Communications International Ltd.


was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.


Given under my hand this 17th day of June 1994


[SEAL]

                                                  /s/ [ILLEGIBLE]
                                                  for Registrar of Companies
RC11

FORM NO. 3a


                                    [LOGO]
                                   BERMUDA

                         CERTIFICATE OF INCORPORATION
                              ON CHANGE OF NAME


I hereby certify that


             WAVElink Communications International Ltd.

having by resolution and with the approval of the Registrar of Companies changed its name, is now registered under the name of


     Interwave Communications International Ltd.


Given under my hand this 28th day of July 1995.


[SEAL]
                               /s/ [ILLEGIBLE]
                               for REGISTRAR OF COMPANIES